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                                   EXHIBIT 21
                              LIST OF SUBSIDIARIES

                                                                                      SOVEREIGN POWER UNDER
                                NAME OF SUBSIDIARY*                                THE LAWS OF WHICH ORGANIZED
--------------------------------------------------------------------------------   ---------------------------
Ferro Electronic Materials Inc .................................................   United States of America
Ferro Finance Corp. ............................................................   United States of America
Ferro Glass & Color Corporation.................................................   United States of America
      Ferro Colores SA de CV....................................................   Mexico
Ferro International Services Inc ...............................................   United States of America
Ferro Pfanstiehl Laboratories, Inc .............................................   United States of America
      Ferro Pfanstiehl (Europe) Ltd.............................................   United Kingdom
Ferro Argentina SA .............................................................   Argentina
      Minera Loma Blanca SA ....................................................   Argentina
      Procesadora de Boratos Argentinos SA......................................   Argentina
Ferro Corporation (Australia) Pty Ltd...........................................   Australia
Ferro Enamel do Brasil Industria e Comercio Ltda................................   Brazil
Ferro Industrial Products Ltd...................................................   Canada
ESFEL SA Ecuatoriana SA (19%) ..................................................   Ecuador
Ferro Holdings GmbH ............................................................   Germany
      Ferro GmbH................................................................   Germany
      Magmalor GmbH.............................................................   Germany
      FC France Acquisition Sarl ...............................................   France
           Ferro Couleurs France SA ............................................   France
               PT Ferro Ceramic Colors Indonesia (59%)..........................   Indonesia
               PT Ferro Additives Asia (75.4%)..................................   Indonesia
PT Ferro Mas Dinamika (95%).....................................................   Indonesia
Ferro Japan K.K.................................................................   Japan
Ferro Far East Ltd..............................................................   Hong Kong
Ferro Mexicana SA de CV.........................................................   Mexico
Ferro B.V. .....................................................................   The Netherlands
      Ferro (Belgium) Sprl. ....................................................   Belgium
      Ferro France Sarl.........................................................   France
            Ferro Chemicals SA..................................................   France
            Ferro Services Sarl ................................................   France
      Ferro Arnsberg GmbH ......................................................   Germany
      Ferro (Italia) SrL .......................................................   Italy
            Cerpart SrL.........................................................   Italy
              Cerdec Ceramics Italia SpA........................................   Italy
                  Smaltochimica SrL (40%) ......................................   Italy
                       Gardenia-Quimica S. A.  (30%)............................   Italy
      Ferro (Holland) BV........................................................   The Netherlands
      Ferro Investments BV .....................................................   The Netherlands
      Ferro Industrias Quimicas (Portugal) SA ..................................   Portugal
      Ferro Toyo Co. Ltd. (60%).................................................   Taiwan, Republic of China
Ferro Far East, Ltd.............................................................   Peoples Republic of China
Ferro (Suzhou) Performance Chemicals Co. Ltd....................................   Peoples Republic of China
Ferro Taiwan Ltd ...............................................................   Taiwan, Republic of China
DC-Ferro Co., Ltd. (50%)........................................................   Republic of Korea
Ferro Spain SA .................................................................   Spain
      Chilches Materials SA (20%) ..............................................   Spain
      Gardenia-Quimica SA (36%) ................................................   Spain
      CIT Technicae Ceramic Industry............................................   Malaysia
Kerajet SA (25%)................................................................   Spain
Ferro (Thailand) Co. Ltd. ......................................................   Thailand
Ferro Cerdec (Thailand) Co. Ltd (49%)...........................................   Thailand
Ferro de Venezuela CA (51%).....................................................   Venezuela
Ferro (Great Britain) Ltd.......................................................   United Kingdom

* Percentages in parentheses indicate Ferro's ownership if Ferro and its subsidiaries together own less than one hundred percent of a company.

Ferro has a number of sales, warehousing and non-operational subsidiaries throughout the world which are omitted from the foregoing list because they are considered in the aggregate or individually not to constitute a significant subsidiary.

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